UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

International Rectifier Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

A transcript of a message made available on International Rectifier Corporation’s internal website on August 20, 2014 to the Company’s employees from Dr. Reinhard Ploss, the CEO of Infineon Technologies AG. is attached hereto.

Forward-Looking Statements

This document includes statements that constitute “forward-looking statements”, which may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties concerning Infineon Technologies AG’s (“IFX”) proposed acquisition of International Rectifier and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that the conditions to the closing of the transaction may not be satisfied; the risk that competing offers will be made; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; general economic conditions; conditions in the markets IFX and International Rectifier are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); and specific risk factors discussed in other releases and public filings made by International Rectifier (including its filings with the Securities and Exchange Commission (“SEC”)). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this press release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, International Rectifier will file a proxy statement with the SEC. INTERNATIONAL RECTIFIER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by International Rectifier with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents filed by International Rectifier with the SEC may also be obtained for free from the Investor Relations section of International Rectifier’s web site (www.irf.com) or by contacting International Rectifier investor relations by mail at Attn: Investor Relations, 101 North Sepulveda Boulevard, El Segundo, California 90245.

International Rectifier and its directors, executive officers and other members of its management may be deemed to be participants in the solicitation of proxies from International Rectifier’s stockholders in connection with the proposed transaction.  Information concerning the interests of International Rectifier’s participants in the solicitation, which may be different than those of International Rectifier’s stockholders generally, is set forth in International Rectifier’s proxy statement relating to its 2013 annual meeting of stockholders filed with the SEC on September 25, 2013 and in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2014 filed with the SEC on August 20, 2014.  Additional information regarding the interests of those deemed participants in the proposed transaction will be included in the proxy statement in connection with the proposed transaction and other relevant documents to be filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and International Rectifier’s website at www.irf.com.

Video Message to All International Rectifier Employees from Infineon Technologies AG CEO Dr. Reinhard Ploss

Dear Employees of International Rectifier,

By the time you see this video you have already read that Infineon and International Rectifier entered into a merger agreement pursuant to which International Rectifier will become part of the Infineon family.  So I want to take this opportunity and welcome you to Infineon.

My name is Reinhard Ploss, and I am the CEO of Munich based Infineon Technologies AG.  We are a leading semiconductor company with approximately 28,000 employees around the globe, and with an annual revenue of more than four billion euros.

Infineon Technology develops semiconductor solutions addressing three central challenges facing modern society:

1.            Energy efficiency

2.            Mobility, and

3.            Security

I would like to take a few minutes of your time to let you know why we at Infineon are so excited about this opportunity.  I welcome you to this group, and I am really enthusiastic to having your complimentary skills and expertise on board.  By joining forces, we have the unique opportunity to create an even more powerful semiconductor company with a broad and comprehensive portfolio serving our customers around the globe.

When we analyzed your capabilities during the due diligence process, we have been extremely impressed by the strength we have seen.  Here are five reasons why I believe in joining forces with you:

1.            Customers – While Infineon is strong with large key accounts, you are very successful with smaller customers.  The broader customer approach but strength in sales for both Infineon and International Rectifier products.

2.            Production – We know that you are in the middle of a restructuring process.  We believe in your management’s strategy to expand competitiveness by reducing in house production and by using more competitive manufacturing resources.  We know how important it is to stay ahead of competition. As we had to mask the hard times in the last decade, we learned our lessons and built a strong Infineon on our competitive manufacturing base helping to clearly differentiate us from the rest.  Together with International Rectifier we may even accelerate this for example by manufacturing appropriate products of International Rectifier in our 300 millimeter thin wafer technology fab in Dresden.  This will enhance the cost competitiveness of our combined operations and make us stronger in the market.

3.            Research and Development – The combined R&D forces of both of our companies will unleash great potential.  Using our combined resources we will be able to address completely new segments and fields of application.  And, in doing so, we’ll strengthen our technology leadership position.  We appreciate the fact that you are ahead of us in some technologies and that together we can gain strength in innovation.  We have great respect for your success in emerging technologies such as Gallium Nitride.

4.            You already have Gallium Nitride-based products on the market - We expect that within our combined companies your expertise and know-how will accelerate Infineon’s Gallium Nitride roadmap towards this attractive market of the future.

5.            Portfolio – From any perspective our combined product portfolio will be much broader, especially in IGBT modules and applications.  In the area of IGBT drivers, intelligent power modules, low voltage and medium voltage power MOSFETs, your strong application know how in SMPS and low voltage drives, your DC-DC application know how and your broad package portfolio.

Combined with our strengths, this will enable us to offer real one stop shopping for our distribution partners and direct customers.  This is a huge opportunity for us, and a significant milestone in the long history of our companies.  I invite all of you to support our efforts to join forces.  Together, we will be even better prepared for the future.  I can assure you that we will keep you informed on all relevant decisions and steps taken.  I look forward to working together with you.  Thank you very much.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, International Rectifier will file a proxy statement with the SEC. INTERNATIONAL RECTIFIER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by International Rectifier with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents filed by International Rectifier with the SEC may also be obtained for free from the Investor Relations section of International Rectifier’s web site (www.irf.com) or by contacting International Rectifier investor relations by mail at Attn: Investor Relations, 101 North Sepulveda Boulevard, El Segundo, California 90245.

International Rectifier and its directors, executive officers and other members of its management may be deemed to be participants in the solicitation of proxies from International Rectifier’s stockholders in connection with the proposed transaction.  Information concerning the interests of International Rectifier’s participants in the solicitation, which may be different than those of International Rectifier’s stockholders generally, is set forth in International Rectifier’s proxy statement relating to its 2013 annual meeting of stockholders filed with the SEC on September 25, 2013 and in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2014 filed with the SEC on August 20, 2014.  Additional information regarding the interests of those deemed participants in the proposed transaction will be included in the proxy statement in connection with the proposed transaction and other relevant documents to be filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and International Rectifier’s website at www.irf.com.